Exhibit 99.2

PennyMac Mortgage Investment Trust August 8, 2013 Second Quarter 2013 Earnings Report

2Q13 Earnings Report 2 This presentation contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein, from past results discussed herein, or illustrative examples provided herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: changes in our investment objectives or investment or operational strategies; volatility in our industry, the debt or equity markets, the general economy or the residential finance and real estate markets; changes in general business, economic, market, employment and political conditions or in consumer confidence; declines in residential real estate or significant changes in U.S. housing prices or activity in the U.S. housing market; availability of, and level of competition for, attractive risk-adjusted investment opportunities in residential mortgage loans and mortgage-related assets that satisfy our investment objectives; concentration of credit risks to which we are exposed; the degree and nature of our competition; our dependence on our manager and servicer, potential conflicts of interest with such entities, and the performance of such entities; availability, terms and deployment of short-term and long-term capital; unanticipated increases or volatility in financing and other costs; the performance, financial condition and liquidity of borrowers; incomplete or inaccurate information or documentation provided by customers or counterparties, or adverse changes in the financial condition of our customers and counterparties; the quality and enforceability of the collateral documentation evidencing our ownership and rights in the assets in which we invest; increased rates of delinquency, default and/or decreased recovery rates on our investments; increased prepayments of the mortgages and other loans underlying our mortgage-backed securities and other investments; the degree to which our hedging strategies may protect us from interest rate volatility; our failure to maintain appropriate internal controls over financial reporting; our ability to comply with various federal, state and local laws and regulations that govern our business; changes in legislation or regulations or the occurrence of other events that impact the business, operations or prospects of government agencies, mortgage lenders and/or publicly-traded companies; the creation of the Consumer Financial Protection Bureau, or CFPB, and enforcement of its rules; changes in government support of homeownership; changes in government or government-sponsored home affordability programs; changes in governmental regulations, accounting treatment, tax rates and similar matters (including changes to laws governing the taxation of real estate investment trusts, or REITs; limitations imposed on our business and our ability to satisfy complex rules for us to qualify as a REIT for U.S. federal income tax purposes and qualify for an exclusion from the Investment Company Act of 1940 and the ability of certain of our subsidiaries to qualify as REITs or as taxable REIT subsidiaries for U.S. federal income tax purposes and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules; and the effect of public opinion on our reputation. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this presentation are current as of the date of this presentation only. Forward-Looking Statements

2Q13 Earnings Report 3 Second Quarter and Recent Activity Second Quarter Highlights Net income of $54.5 million on net investment income of $129.7 million Diluted EPS of $0.86 per share and dividend of $0.57 per share Strong pretax earnings from both of PMT’s business segments Investment Activities: $39.8 million; Correspondent Lending: $28.1 million Continued investment in new distressed whole loans: Acquired $397 million in UPB of nonperforming whole loans during 2Q13 Completed issuance of a 7-year, $250 million senior exchangeable note at a coupon of 5.375%, providing attractive financing for PMT’s investment activities Recent Activity Since the End of the Quarter Acquired $494 million in UPB of nonperforming whole loans in July Agreed to acquire an additional pool of nonperforming loans with UPB totaling $502 million that is expected to settle in late August(1) Acquired $393 million in UPB of prime non-agency jumbo loans in August Invested $12 million in Freddie Mac’s inaugural credit risk sharing transaction (“STACR bond”) (1) This pending transaction is subject to the negotiation and execution of definitive documentation, continuing due diligence, and customary closing conditions. There can be no assurance that we will acquire these assets or that the transaction will be completed.

4 PMT’s Unique Business Model Drives Superior Long-Term Performance 13% 16% 15% 13% 17% 16% 17% 18% Return on Equity(2) (1) At period end. (2) Return on average equity. 2Q13 Earnings Report 18% (right axis) (1)

5 PMT’s Investments Are Well-Positioned in the Current Market Environment Mortgage Assets ($ in millions) PMT’s Long-Term Investments (1) Defined as all debt, senior and subordinated, as a multiple of equity at quarter end. 1.7x 1.3x 1.0x 0.9x 1.3x Leverage Ratio(1) Mortgage servicing rights that increase in economic value in an improving economy with gradually rising interest rates Distressed whole loans which benefit from improving home prices and operational execution of our servicer Over time, expected to include other assets such as retained interests from private-label securitizations 2Q13 Earnings Report

Market Outlook

Mortgage Rates and Housing

- Increased mortgage rates have significantly reduced refinance activity since early May
- Total mortgage originations forecast to decline from ~$1 trillion in 1H13 to $500 - $700 billion in 2H13(1)
- Affordability remains near all-time highs despite higher mortgage rates
- Demand for homes remains strong and inventory remains low

Correspondent Lending Competition

- Margins continue to decline from historically elevated levels as the origination market contracts
- Opportunities remain to capture share, but heightened importance of disciplined pricing and execution to maintain profitability
- More originators shifting from retaining servicing to selling loans servicing-released may drive increased correspondent channel share

Jumbo Private-Label Securitization

- Decreased refinance activity adversely impacts jumbo market
- Spread widening has affected the economics of private-label securitization
- Securitization produces attractive investments for PMT; over the long-term optimistic about growth opportunity in jumbo loans and private-label securitization

Distressed Whole Loans

- Pipeline of NPL opportunities remains robust with additional sellers emerging
- Interest rates not a significant event for NPLs; home price expectations are the more relevant driver
- Opportunity expected to remain strong through 2014

Mortgage Servicing Rights

- Several large bulk legacy portfolios coming to market, including new bank sellers
- Continue to evaluate mini-bulk and flow opportunities
- PMT would co-invest with PLS in the form of excess I/O investment

(1) Source: Mortgage Bankers Association, Fannie Mae and Freddie Mac mortgage market forecasts as of

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($ in millions) Industry forecasts for the second half of 2013 show origination volumes declining by an average of 36% compared to the first half of the year(1) Purchase volume forecast to grow 16% Refinance volume forecast to decline 56% Rising rates on fixed-rate mortgages have made adjustable-rate and hybrid products more attractive PMT’s business model is well positioned to address market dynamics Relatively small market share, continued growth and geographic expansion allow correspondent lending to somewhat offset market volume declines Variable expenses through services agreement with PFSI minimize PMT’s operational risk 2Q13 Earnings Report 7 Rising Rates Present Challenges, But PMT Remains Well Positioned (%) 2013 Origination Estimates(1) UPB Mortgage Rates(2) 36% Average Decline (1) Source: Freddie Mac, Fannie Mae, Mortgage Bankers Association estimates as of July 2013 (2) Source: Freddie Mac Primary Mortgage Market Survey as of August 1, 2013

Mortgage Investment Activities

9 Distressed whole loan purchases in 2Q13 were $397 million in UPB Acquired a $494 million UPB pool of nonperforming whole loans in July Agreed to acquire an additional pool of nonperforming loans with UPB totaling $502 million, expected to settle in late August(1) Pipeline of opportunities remains robust; year-to-date acquisitions exceed FY 2012 totals Distressed Whole Loan Acquisitions Continue in 2Q13 Distressed Whole Loan Purchase Activity ($ in millions) UPB 2Q13 Earnings Report (1) This pending transaction is subject to the negotiation and execution of definitive documentation, continuing due diligence, and customary closing conditions. There can be no assurance that we will acquire these assets or that the transaction will be completed.

10 PMT's Distressed Loans Are Held at Significant Discounts to Property Value Nonperforming loans are valued at 68% of the estimated current value of the underlying properties Returns realized over time through property resolution strategies, including short sales and deeds-in-lieu of foreclosure Performing loans are valued at 66% of the estimated current value of the underlying properties Returns realized over time through interest income and restructure / refinance strategies 2Q13 Earnings Report ($ in millions) ($ in millions)

Correspondent Acquisition Volume and Mix 2Q13 Earnings Report 11 Correspondent Growth Initiatives Continue in Face of Market Slowdown (1) For Government loans, PMT earns a sourcing fee and interest income for its holding period and does not pay a fulfillment fee. ($ in billions) UPB Correspondent acquisitions were flat and lock volumes increased 20% versus the prior quarter July total lock volume totals $2.4 billion; acquisition volume totals $3.2 billion Mortgage market is evolving with rising rates Estimates forecast a decline in the total mortgage origination market from approximately $1 trillion in the first half of 2013 to $500 - $700 billion in the second half of 2013 Correspondent share may expand as more originators opt to sell loans servicing released Execution of strategic initiatives to capture share in the face of slowing mortgage demand Added to correspondent seller network to achieve 220 approved sellers at quarter end Recent product additions deepen relationships with sellers and help to increase volume in underpenetrated markets Acquisition volumes expected to slow in proportion to the overall origination market Select Operational Metrics (1) 1Q13 2Q13 CLG Business Partners 179 220 Purchase money loans as % of total purchases 38% 54%

12 Disciplined Pricing and Risk Management Drive Correspondent Results Pretax income was $28 million, or 54 bps as a ratio of total locks Profitability, in an environment of declining margins, is driven by disciplined pricing and hedging PMT’s strategy for hedging interest rate exposure is to protect the economic value of the asset upon entering into a lock commitment Designed to protect from adverse outcomes in either a rally or sell-off in MBS Hedging instruments consist primarily of MBS forward trades and mortgage-related options to minimize basis risk Also designed to protect against variability in closing ratios, which can vary based on movements in interest rates (1) 0.50% of conventional loans purchased (1) 2Q13 Earnings Report (1) ($ in millions) Quarter Ended June 30, 2013 As % of Interest Rate Lock Commitments Revenues: Net gain on mortgage loans acquired for sale 44.4 $ 0.85% Interest income 9.3 0.18 Other income 4.8 0.09 58.5 $ 1.12% Expenses: Loan fulfillment fees 22.1 0.42% Interest 7.5 0.14 Loan servicing & other 0.8 0.02 30.4 0.58% Pretax income 28.1 $ 0.54% Correspondent Lending Segment

Continued progress in expanding PMT’s jumbo loan program with correspondent sellers After quarter end, PMT purchased $393 million in UPB of prime jumbo mortgage loans Pool comprised entirely of prime quality, newly originated mortgages Acquired loans will be securitized with other jumbo loans acquired by PMT Purchase demonstrates PMT’s ability to opportunistically pursue attractive investments Retention of the subordinate tranches of PMT’s private label securitizations is an attractive investment opportunity Targeting 3Q13 for PMT’s first private label securitization Continued Progress in Prime Jumbo Acquisitions and Securitization 13 2Q13 Earnings Report Jumbo Pool Acquisition – Summary PMT Jumbo Correspondent Acquisitions and Locks UPB ($ in millions) Pool Summary Total Number of Loans 487 Total Outstanding Balance $393,320,455 Average Loan Balance $807,640 Weighted Average Mortgage Rate 3.89% Weighted Average Original CLTV 70.28% Weighted Average FICO 769

Financial Results

15 Strong pretax earnings contributions from both Investment Activities and Correspondent Lending Pretax Income by Operating Segment Correspondent Lending 2Q12 3Q12 4Q12 1Q13 2Q13 $ 26.0 $ 21.5 $ 24.3 $ 50.3 $ 39.8 $ 12.0 $ 37.4 $ 41.0 $ 8.9 $ 28.1 Correspondent Lending Investment Activities ($ in millions) 2Q13 Earnings Report

2Q13 Earnings Report 16 2Q13 Investment Activities Pretax Income Investment Activities Segment Pretax Income Revenue declined 6% Q/Q driven by lower net gain on mortgage loans Net gains on performing loans at more “normalized“ levels vs. 1Q13 Partially offsetting the decline was higher interest income from a growing performing mortgage portfolio and higher yields Other income rose $3.4 million Q/Q Increased revenue from mortgage servicing right assets Expenses rose 20% Q/Q from higher interest expense Largely resulting from the senior exchangeable note (1)Payable to PennyMac Loan Services, LLC and includes both special servicing for PMT’s distressed portfolio and subservicing for PMT’s mortgage servicing rights (1) Quarter Ended (Unaudited, $ in thousands) June 30, 2013 March 31, 2013 Revenues: Net gain on investments 46,834 $ 63,980 $ Interest income 19,260 10,592 Other income 6,876 3,445 Total revenues 72,970 78,017 Expenses: Interest 8,362 5,630 Servicing fees payable to PLS 8,586 7,576 Other 16,216 14,472 Total expenses 33,164 27,678 Pretax income 39,806 $ 50,339 $

Distressed Whole Loans Deliver Solid Gains in 2Q13

- Nonperforming loans drove net gains on mortgage loans in 2Q13
  - Gains on nonperforming loans rose 4%, driven by resolution activity and home price appreciation
  - Gains on performing loans totaled $4.7 million, down from $23.0 million in 1Q13
    - First quarter gains reflected a significant improvement in the observed market yields for performing loans
- Cash proceeds from liquidations increased from strong loan resolution activity
  - 2Q13 gross cash proceeds increased 12% Q/Q
  - Sales of REO and 3rd party foreclosure sale combined comprised ~50% of liquidation activity

Net Gains on Mortgage Loans

($ in thousands)		Quarter ended June 30, 2013
Valuation Changes:		
Performing Loans	$	4,700
Nonperfoming Loans		34,094
		38,794
Payoffs		8,040
	$	**46,834**

2Q13 Cash Proceeds from Liquidation of Distressed Mortgage Loans and REO

Total Cash Proceeds from Liquidations: $104.4 million

- Loan liquidation activity: $68.4 million
- Sales of real estate acquired in settlement of loans: $31.0 million
- Principal payments on performing mortgage loans: $4.9 million

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2Q13 Earnings Report 18 Mortgage Servicing Rights (MSR) Asset Valuation PMT accounts for most of its originated MSRs under the lower of amortized cost or fair value method MSRs where the note rate on the underlying loan is equal to or less than 4.5% Fair value of the MSRs increased in excess of their cost basis, due to higher interest rates and declining expectations for prepayments ($ in millions) Lower of amortized cost or fair value Fair value UPB $19,673 $178 Weighted average coupon 3.63% 4.64% Prepayment speed assumption (CPR) 9.1% 10.9% Weighted average servicing fee 0.26% 0.27% Fair value $242.1 $1.8 As multiple of servicing fee 4.40 3.75 Carrying value $225.1 $1.8 Fair value in excess of accounting value $17.0 Accounting Basis

2Q13 Earnings Report 19 Correspondent Lending Delivers Strong Results in 2Q13 Correspondent Lending Segment Pretax Income Correspondent segment revenue increased 42% Q/Q to $58.5 million Net gains on mortgage loans acquired for sale increased 52% Q/Q Margin pressure stabilized vs. 1Q13 Conventional lock volume increased 20% from 1Q13 Strong pipeline hedge performance Segment expenses decline 6% Q/Q from lower loan fulfillment fees Partially offset by higher interest expense on warehouse line balances (1)Payable to PennyMac Loan Services, LLC (1) Quarter Ended (Unaudited, $ in thousands) June 30, 2013 March 31, 2013 Revenues: Interest income 9,291 $ 6,324 $ Net gain on mortgage loans acquired for sale 44,438 29,279 Other income 4,752 5,473 Total revenues 58,481 41,076 Expenses: Interest 7,536 5,647 Servicing 201 150 Loan fulfillment fees 22,054 24,960 Other 587 1,439 Total expenses 30,378 32,196 Pretax income 28,103 $ 8,880 $

Key Takeaways

2Q13 Earnings Report 21 PMT Is Investing in Many Attractive Opportunities Including New Areas Distressed whole loans remain attractive $1.8 billion in acquisitions year-to-date(1); pipeline appears robust through 2014 Correspondent lending delivered strong results in a rising rate environment and drives continued growth in our MSR investment MSRs are an attractive long-term investment that benefits from higher mortgage rates Jumbo loan purchases through PMT’s flow program, supplemented by opportunistic bulk acquisition Non-agency securitization will result in attractive investments in retained securities and MSRs Emerging investments in GSE credit risk sharing PMT recently invested $12 million in Freddie Mac’s inaugural bond issuance (“STACR”) First excess I/O investment in MSRs, in partnership with PFSI, expected in 3Q13 PMT raised attractive capital through the issuance of $250 million in senior exchangeable notes Expect to continue raising capital to pursue accretive investment opportunities (1) These pending transactions are subject to continuing due diligence and customary closing conditions. There can be no assurance that the committed amount will ultimately be acquired or that the transactions will be completed.

Appendix

Distressed Portfolio by Acquisition Period

1Q10	Purchase	2Q13
Balance ($mm)	$ 182.7	68.3
Pool Factor[(1)]	1.00	0.37
Current	6.2%	30.9%
30	1.6%	8.6%
60	5.8%	2.2%
90+	37.8%	18.3%
FC	46.4%	33.2%
REO	2.3%	7.0%

2Q10	Purchase	2Q13
Balance ($mm)	$ 195.5	61.7
Pool Factor[(1)]	1.00	0.32
Current	5.1%	26.7%
30	2.0%	2.9%
60	4.1%	3.6%
90+	42.8%	20.8%
FC	45.9%	34.9%
REO	0.0%	11.1%

3Q10	Purchase	2Q13
Balance ($mm)	$ 146.2	46.8
Pool Factor[(1)]	1.00	0.32
Current	1.2%	34.7%
30	0.4%	7.0%
60	1.3%	2.1%
90+	38.2%	15.7%
FC	58.9%	31.0%
REO	0.0%	9.5%

4Q10	Purchase	2Q13
Balance ($mm)	$ 277.8	129.8
Pool Factor[(1)]	1.00	0.47
Current	5.0%	32.9%
30	4.0%	7.7%
60	5.1%	3.0%
90+	26.8%	16.9%
FC	59.1%	31.1%
REO	0.0%	8.5%

1Q11	Purchase	2Q13
Balance ($mm)	$ 515.1	276.4
Pool Factor[(1)]	1.00	0.54
Current	2.0%	28.0%
30	1.9%	5.3%
60	3.9%	2.6%
90+	25.9%	16.5%
FC	66.3%	40.8%
REO	0.0%	6.7%

2Q11	Purchase	2Q13
Balance ($mm)	$ 259.8	156.8
Pool Factor[(1)]	1.00	0.60
Current	11.5%	34.6%
30	6.5%	6.0%
60	5.2%	3.4%
90+	31.2%	18.7%
FC	43.9%	32.0%
REO	1.7%	5.3%

3Q11	Purchase	2Q13
Balance ($mm)	$ 542.6	270.0
Pool Factor[(1)]	1.00	0.50
Current	0.6%	14.8%
30	1.3%	3.7%
60	2.0%	3.1%
90+	22.6%	20.9%
FC	73.0%	46.0%
REO	0.4%	11.6%

4Q11	Purchase	2Q13
Balance ($mm)	$ 49.0	40.6
Pool Factor[(1)]	1.00	0.83
Current	0.2%	24.6%
30	0.1%	3.9%
60	0.2%	5.1%
90+	70.4%	25.5%
FC	29.0%	34.9%
REO	0.0%	5.9%

1Q12
No Pools Purchased in this Quarter.

2Q12	Purchase	2Q13
Balance ($mm)	$ 402.5	333.7
Pool Factor[(1)]	1.00	0.83
Current	45.0%	50.2%
30	4.0%	7.4%
60	4.3%	2.0%
90+	31.3%	19.9%
FC	15.3%	16.7%
REO	0.1%	3.8%

3Q12	Purchase	2Q13
Balance ($mm)	$ 357.2	310.3
Pool Factor[(1)]	1.00	0.87
Current	0.0%	6.6%
30	0.0%	0.4%
60	0.1%	0.3%
90+	49.1%	38.4%
FC	50.8%	46.8%
REO	0.0%	7.6%

4Q12	Purchase	2Q13
Balance ($mm)	$ 290.3	269.4
Pool Factor[(1)]	1.00	0.93
Current	3.1%	9.3%
30	1.3%	2.6%
60	5.4%	2.3%
90+	57.8%	42.3%
FC	32.4%	38.4%
REO	0.0%	5.0%

(1) Ratio of unpaid principal balance remaining to unpaid principal balance at acquisition

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Distressed Portfolio by Acquisition Period (cont.) 24 (1) Ratio of unpaid principal balance remaining to unpaid principal balance at acquisition 2Q13 Earnings Report Purchase Q2 2013 Balance ($mm) 366.2 $ 339.6 Pool Factor (1) 1.00 0.93 Current 1.6% 6.4% 30 1.5% 3.0% 60 3.5% 3.5% 90+ 82.2% 69.6% FC 11.2% 16.1% REO 0.0% 1.4% 1Q13